                                                                   EXHIBIT 10.18
 ______________________________________________________________________________



                                LOAN AGREEMENT

                         Dated as of November 24, 1999

                                    Between

                                 ZEFER CORP.,

                                as the Borrower

                                      and

                         GTCR CAPITAL PARTNERS, L.P.,

                                 as the Lender



________________________________________________________________________________

                               TABLE OF CONTENTS

SECTION 1.      DEFINITIONS..............................................  2
          1.1.  Certain Defined Terms....................................  2
                ---------------------
          1.2.  Accounting Terms.........................................  2
                ----------------

SECTION 2.      MAKING AND BORROWING OF LOANS............................  2
          2.1.  Making and Borrowing of Loans............................  2
                -----------------------------
          2.2.  Making of Loans; Notice..................................  2
                -----------------------
          2.3.  The Closing..............................................  3
                -----------

SECTION 3.      TERMS OF THE LOANS.......................................  3
          3.1.  The Note.................................................  3
                --------
          3.2.  Payment of the Loans.....................................  3
                --------------------
          3.3.  Interest on the Loans....................................  3
                ---------------------
          3.4.  Voluntary Prepayments....................................  4
                ---------------------
          3.5.  Mandatory Prepayments....................................  5
                ---------------------
          3.6.  Application of Prepayments...............................  5
                --------------------------
          3.7.  Manner and Time of Payment...............................  5
                --------------------------
          3.8.  Term of this Agreement...................................  6
                ----------------------

SECTION 4.      REPRESENTATIONS AND WARRANTIES...........................  6
          4.1.  Full Disclosure..........................................  6
                ---------------
          4.2.  No Material Adverse Effect...............................  6
                --------------------------
          4.3.  No Default...............................................  7
                ----------
          4.4.  Organization, Powers, Capitalization and Good Standing...  7
                ------------------------------------------------------
          4.5.  Financial Statements.....................................  8
                --------------------
          4.6.  Litigation...............................................  8
                ----------
          4.7.  Intellectual Property....................................  8
                ---------------------
          4.8.  Investigations, Audits, Etc..............................  8
                ---------------------------
          4.9.  Employee Matters.........................................  8
                ----------------
         4.10.  Solvency.................................................  9
                --------
         4.11.  Year 2000................................................  9
                ---------
         4.12.  No Legal Obstacle to Agreements..........................  9
                -------------------------------
         4.13.  Brokerage Fees, Etc...................................... 10
                -------------------

SECTION 5.      CONDITIONS TO LOANS...................................... 10
          5.1.  Conditions to Initial Loan............................... 10
                --------------------------
          5.2.  Conditions to Loans Made After the Closing............... 12
                ------------------------------------------

SECTION 6.      AFFIRMATIVE COVENANTS.................................... 13
          6.1.  Payment of Loan Obligations.............................. 13
                ---------------------------
          6.2.  Performance of Other Documents; Etc...................... 13
                -----------------------------------
          6.3.  Compliance With Laws..................................... 13
                --------------------
          6.4.  Maintenance of Properties; Insurance..................... 13
                ------------------------------------

          6.5.  Inspection.................................................................          14
                ----------
          6.6.  Existence, Etc.............................................................          14
                --------------
          6.7.  Further Assurances; Guaranty of Loan Obligations; Grant of Security
                -------------------------------------------------------------------
                Interest
                --------...................................................................          14

SECTION 7.      NEGATIVE COVENANTS.........................................................          15
          7.1.  Indebtedness...............................................................          15
                ------------
          7.2.  Liens and Related Matters..................................................          15
                -------------------------
          7.3.  Investments................................................................          17
                -----------
          7.4.  Contingent Obligations.....................................................          17
                ----------------------
          7.5.  Restricted Junior Payments.................................................          18
                --------------------------
          7.6.  Restriction on Fundamental Changes.........................................          18
                ----------------------------------
          7.7.  Disposal of Assets or Subsidiary Stock.....................................          19
                --------------------------------------
          7.8.  Transactions with Affiliates...............................................          19
                ----------------------------
          7.9.  Conduct of Business........................................................          20
                -------------------
         7.10.  Changes Relating to Certain Indebtedness...................................          20
                ----------------------------------------
         7.11.  Fiscal Year................................................................          20
                -----------
         7.12.  Press Release; Public Offering Materials...................................          20
                ----------------------------------------
         7.13.  Subsidiaries...............................................................          20
                ------------

SECTION 8.      FINANCIAL AND REPORTING COVENANTS..........................................          20
          8.1.  Capital Expenditure Limits.................................................          20
                --------------------------
          8.2.  Lease Limits...............................................................          21
                ------------
          8.3.  Minimum Pre-Corporate EBITDA...............................................          21
                ----------------------------
          8.4.  Pre-Corporate Fixed Charge Coverage........................................          21
                -----------------------------------
          8.5.  Financial Statements and Other Reports.....................................          21
                --------------------------------------
          8.6.  Utilization of GAAP for Purposes of Calculations Under this Agreement......          24
                ---------------------------------------------------------------------

SECTION 9.      DEFAULT, RIGHTS AND REMEDIES...............................................          24
          9.1.  Event of Default...........................................................          24
                ----------------
          9.2.  Suspension.................................................................          27
                ----------
          9.3.  Acceleration...............................................................          27
                ------------
          9.4.  Performance by Lender......................................................          27
                ---------------------

SECTION 10.     ASSIGNMENTS AND PARTICIPATIONS OF LOANS....................................          28
         10.1.  Rights.....................................................................          28
                ------
         10.2.  Registration...............................................................          28
                ------------
         10.3.  Notice.....................................................................          28
                ------

SECTION 11.     MISCELLANEOUS..............................................................          28
         11.1.  Expenses...................................................................          28
                --------
         11.2.  Indemnities................................................................          29
                -----------
         11.3.  Amendments and Waivers.....................................................          29
                ----------------------
         11.4.  Independence of Covenants..................................................          29
                -------------------------
         11.5.  Notices....................................................................          29
                -------

         11.6.  Survival of Warranties and Certain Agreements.................................      30
                ---------------------------------------------
         11.7.  Failure or Indulgence Not Waiver; Remedies Cumulative.........................      31
                -----------------------------------------------------
         11.8.  Marshalling; Payments Set Aside...............................................      31
                -------------------------------
         11.9.  Severability..................................................................      31
                ------------
        11.10.  Headings......................................................................      31
                --------
        11.11.  APPLICABLE LAW................................................................      31
                --------------
        11.12.  Successors and Assigns; Subsequent Holders of the Note........................      31
                ------------------------------------------------------
        11.13.  No Fiduciary Relationship.....................................................      31
                -------------------------
        11.14.  Construction..................................................................      32
                ------------
        11.15.  Confidentiality...............................................................      32
                ---------------
        11.17.  WAIVER OF JURY TRIAL..........................................................      32
                --------------------
        11.18.  No Personal Obligations.......................................................      33
                -----------------------
        11.19.  Note Legend Relating to Original Issue Discount...............................      33
                -----------------------------------------------
        11.20.  Counterparts; Effectiveness...................................................      33
                ---------------------------
        11.21.  Entire Agreement..............................................................      34
                ----------------

SECTION 12.     DEFINITIONS...................................................................      35
         12.1.  Certain Defined Terms.........................................................      35
                ---------------------
         12.2.  Other Definitional Provisions.................................................      41
                -----------------------------

                             SCHEDULES AND EXHIBITS

Schedule 4.4.1           Organization and Powers
Schedule 4.4.2           Capitalization
Schedule 4.4.5           Qualification
Schedule 4.7             Intellectual Property
Schedule 4.9             Employee Matters
Schedule 5.1.4.6         Additional Deliveries
Schedule 7.1.1(i)        Indebtedness
Schedule 7.2.1.11        Liens
Schedule 7.3.5           Investments
Schedule 7.4.2           Contingent Obligations


Exhibit A                Note
Exhibit 8.5.3            Compliance Certificate

                                LOAN AGREEMENT


     This LOAN AGREEMENT (this "Agreement") is made as of November 24, 1999, by
                                ---------
and between ZEFER Corp., a Delaware corporation (the "Borrower"), and GTCR
                                                      --------
Capital Partners, L.P., a Delaware limited partnership (the "Lender").
                                                             ------

                                   RECITALS

     WHEREAS, the Lender has agreed to make available to the Borrower Loans (as hereinafter defined in Section 2.1) in the aggregate amount of $32,196,296 (including the amount of the Loan made on the Closing Date), and such Loans will be available to the Borrower from time to time on and after the Closing Date on the terms and subject to the conditions set forth in this Agreement.

     WHEREAS, on the Closing Date, the Lender shall make a Loan to the Borrower in the amount of $12,789,175.

     WHEREAS, the Borrower has agreed to (i) issue to the Lender a warrant (the "Common Warrant") representing the right to purchase shares of the Borrower's
 --------------
Common Stock, par value $0.01 per share, and (ii) issue to the Lender a warrant (the "Initial Preferred Warrant", and together with the Common Warrant, the
      -------------------------
"Warrants") representing the right to purchase shares of the Borrower's Class A
---------
Preferred Stock, par value $0.01 per share (collectively, the "Warrant Shares"),
                                                               --------------
in each case pursuant to a Warrant Agreement dated as of the date hereof, by and between the Borrower and the Lender (the "Warrant Agreement").
                                          -----------------

     WHEREAS, the Lender, as holder of the Warrants, shall execute a Joinder and Amendment to the Registration and Stockholders Agreements dated as of the date hereof (the "Joinder") pursuant to which (i) the Lender will become a party to
             -------
that certain Stockholders Agreement (the "Stockholders Agreement"), dated as of
                                          ----------------------
March 23, 1999 (as amended or modified from time to time), by and among the Borrower and the existing holders of the Borrower's outstanding equity securities and that certain Registration Agreement (the "Registration
                                                         ------------
Agreement"), dated as of  March 23, 1999 (as amended or modified from time to time), by and among the Borrower and the existing holders of the Borrower's outstanding equity securities, and (ii) the Lender will become entitled to designate a director under the Stockholders Agreement.

     WHEREAS, the Borrower desires to secure all of its Loan Obligations (as hereinafter defined in Section 12) under the Loan Documents (as hereinafter defined in Section 12) by pledging to the Lender the capital stock of its Subsidiaries, if any, and by granting to the Lender a security interest and a lien upon all of its personal and real property.

     WHEREAS, each domestic Subsidiary of the Borrower (as hereinafter defined in Section 12) has agreed to guaranty all of the Loan Obligations of the Borrower to the Lender under the Loan Documents pursuant to that certain Guaranty of even date herewith (as amended, modified or supplemented from time to time, the "Guaranty") and to grant to the Lender a security interest in and a
              --------
lien upon all of its personal and real property.

                                   AGREEMENT

     In consideration of the foregoing, and the agreements, representations, warranties, covenants and conditions herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.     DEFINITIONS

     1.1.  Certain Defined Terms. Unless otherwise set forth herein, capitalized
           ---------------------
terms used in this Agreement shall have the meanings set forth in Section 12.

     1.2.  Accounting Terms. For purposes of this Agreement, all accounting
           ----------------
terms not otherwise defined herein shall have the meanings assigned to such terms in conformity with GAAP.

SECTION 2.     MAKING AND BORROWING OF LOANS

     2.1.  Making and Borrowing of Loans. Subject to the terms and conditions
           -----------------------------
of this Agreement and on the basis of the representations and warranties set forth herein, the Lender may make loans (each a "Loan," and collectively, the
                                                 ----
"Loans") to the Borrower as set forth in Section 2.2, and the Borrower may
 -----
borrow, prepay and repay such Loans hereunder in accordance with the terms of this Agreement, at any time and from time to time on any Business Day prior to the termination of this Agreement. The obligation of the Borrower to repay any Loan made by the Lender and borrowed by the Borrower shall be evidenced by the Borrower's execution and delivery to the Lender of the Note described in Section
3.1 below.

     2.2.  Making of Loans; Notice.
           -----------------------

           2.2.1.  Minimum Amount. Each Loan borrowed by the Borrower pursuant
                   --------------
to this Agreement shall be (i) in a minimum aggregate principal amount of $100,000 or (ii) in an integral multiple of $100,000.

           2.2.2.  Initial Loan. The initial Loan shall be made on the date
                   ------------
hereof in the amount of $12,789,175 (the "Initial Loan").
                                          ------------

           2.2.3.  Future Loans; Approved Uses. The Lender intends to make up to
                   ---------------------------
$32,196,296 in Loans (including the Initial Loan) to the Borrower to finance in whole or in part one or more Permitted Acquisitions, to provide working capital to, and for other general corporate purposes of, the Borrower and its Subsidiaries not otherwise prohibited under the terms of this Agreement, in each case as approved by the Board and the Lender (in each case, an "Approved Use").
                                                                ------------
In order to implement the foregoing, the Lender may make additional Loans to the Borrower from time to time after the Closing, upon the written request of the Board (with at least ten (10) Business Days' prior notice) and solely for purposes of an Approved Use. Upon fulfillment of all applicable conditions set forth in this Agreement, the Lender shall pay or deliver the proceeds of any Loan in immediately available funds to or upon the order of the Borrower at a commercial bank designated by the Borrower in writing to the Lender.

           2.2.4.  Use of Proceeds. No portion of the proceeds of any Loans made
                   ---------------
hereunder or the Warrants pursuant to the Warrant Agreement shall be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect, refunding of any indebtedness incurred for such purpose, or making any investment prohibited by foreign trade regulations. Without limiting the foregoing, the Borrower agrees that in no event shall any proceeds of any Loans made hereunder or from the sale of the Warrants pursuant to the Warrant Agreement be used in any manner which might cause the Note, the Warrants or the application of such proceeds to violate any of Regulations U or X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors of the Federal Reserve System, or to violate the Exchange Act, in each case as in effect as of the Closing, the date of any additional Loans and the date of any use of such proceeds.

     2.3.  The Closing. Subject to the satisfaction of the conditions thereto
           -----------
set forth in this Agreement, the closing of the Initial Loan made by the Lender and borrowed by the Borrower hereunder (the "Closing") shall take place at 10:00
                                             -------
a.m. Chicago time as of the date of this Agreement, at the offices of Kirkland & Ellis, 200 East Randolph Drive, Chicago, Illinois 60601, or at such other date, time and/or location(s) as may be agreed upon by the parties hereto (the "Closing Date").
-------------

SECTION 3.     TERMS OF THE LOANS

     3.1.  The Note.
           --------

           3.1.1. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Initial Loan and subsequent Loans made under this Agreement shall be evidenced by a promissory note in the form attached hereto as Exhibit A (the "Note"), dated the date hereof, payable as specified in this
---------       ----
Section 3, made to the order of the Lender in an aggregate principal amount equal to $32,196,296, and bearing interest and maturing as provided in this Agreement.

           3.1.2. The Lender shall, and is hereby authorized by the Borrower to, endorse on the schedules annexed to the Note an appropriate notation evidencing the date and amount of each Loan made by the Lender as well as the date and amount of each payment of principal and interest by the Borrower with respect thereto and which notations shall be presumed correct until the contrary is established; provided that the failure to make or any error in making any
                --------
such notation shall not limit or expand or otherwise affect the obligations of the Borrower hereunder or under the Note.

     3.2.  Payment of the Loans. The unpaid principal amount of the Loans plus
          --------------------
all accrued and unpaid interest thereon and all other amounts owed thereunder with respect thereto shall be paid in full in cash on or before the Maturity Date.

     3.3.  Interest on the Loans.
           ---------------------

           3.3.1. The Loans shall bear interest at a rate equal to 12% per annum on the unpaid principal amount thereof (including Capitalized Interest, as hereinafter defined) from and including the Closing Date until the principal amount shall be paid in full, such interest to be payable in cash in the manner specified in Section 3.7; provided that the Lender and the Board may agree that,
                          --------
for any Interest Period, interest on all or any portion of the Loans may be paid by capitalizing such interest as additional Loans on the applicable Interest Payment Date ("Capitalized Interest"), and any interest that is to be
               --------------------
capitalized shall be calculated at a rate that is equal to 14%. Notwithstanding the foregoing, the interest rate on any overdue payment of principal, and to the extent permitted by law, on any overdue installments of interest that are not capitalized as described above, shall be 14%.

           3.3.2. Interest shall be payable with respect to the Loans, in arrears, on the last day of each Interest Period, upon any prepayment of the Loans (to the extent of accrued interest on the principal amount, including Capitalized Interest, of the Loans so prepaid) and at maturity of the Loans. "Interest Period" means (i) initially, the period commencing on the Closing Date
 ---------------
(with respect to the Initial Loan) or on the date any subsequent Loan is made (with respect to subsequent Loans) and ending on the next succeeding Interest Payment Date (as hereinafter defined) and (ii) thereafter, each quarterly period ending on March 31, June 30, September 30 or December 31, as applicable (each such date, an "Interest Payment Date"); provided that no Interest Period shall
               ---------------------    --------
extend beyond the Maturity Date. Notwithstanding the foregoing, if the aggregate amount of accrued and unpaid interest (including all Capitalized Interest) and all unpaid original issue discount on any Interest Payment Date occurring after the fifth anniversary of the Closing shall exceed an amount equal to the product of (x) the issue price (as defined in Code Sections 1273(b) and 1274(a)) of the Note and (y) the yield to maturity (as defined in Code Section 163(i)) of the Loans (such product being the "Maximum Accrual"), all accrued and unpaid
                               ---------------
interest on the Loans in excess of an amount equal to the Maximum Accrual shall be paid by the Borrower to the holders of the Note on such Interest Payment Date. Any accrued interest which for any reason has not theretofore been paid shall be paid in full on the date on which the final principal payment on the Loans is made.

           3.3.3. Interest on the Loans shall be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed during which it accrues. In computing such interest, the date or dates of the making of the Loans shall be included and the date of payment shall be excluded. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged.

           3.3.4. Under no circumstances will the rate of interest chargeable be in excess of the maximum amount permitted by law. If excess interest is charged and paid in error, then the excess amount will be promptly refunded.

     3.4.  Voluntary Prepayments. Subject to the terms and conditions of the
           ---------------------
Loan Documents, the Loans may be prepaid without penalty, at the Borrower's option, at any time and from time to time, in whole or in part, upon not less than one (1) Business Day prior written notice to the Lender; provided that such
                                                              --------
prepayment shall be (i) in a minimum aggregate amount of $250,000 (or such lesser amount then outstanding under the Loans) or (ii) in an integral multiple of $250,000.

     3.5. Mandatory Prepayments.
          ---------------------

          3.5.1.  Asset Dispositions; Sale of Subsidiary Stock. Within thirty
                  --------------------------------------------
(30) days following receipt by the Borrower or any of its Subsidiaries of the Net Proceeds of any Asset Disposition, which Net Proceeds exceed $100,000 for any transaction or series of transactions, the Borrower shall prepay the Loans in an amount equal to all such Net Proceeds. Notwithstanding the foregoing, the Borrower may retain the Net Proceeds of Asset Dispositions to the extent that such Net Proceeds are used either to replace the assets so disposed of or to purchase other capital assets used in the Borrower's business; provided that, if
                                                               --------
the Borrower shall not have replaced such assets or purchased other capital assets with such Net Proceeds within 365 days following such disposition, such Net Proceeds will be applied to the payment of the Loans as provided in the immediately preceding sentence. Payments pursuant to this subsection 3.5.1 shall be applied in accordance with Section 3.6.

          3.5.2.  Change of Control. Upon the occurrence of a Change of Control,
                  -----------------
the Borrower shall prepay in full all unpaid principal and interest (including Capitalized Interest) outstanding on the Loans.

          3.5.3.  Initial Public Offering. Upon consummation of an initial
                  -----------------------
public offering of the Borrower's equity securities, the Borrower shall prepay in full all unpaid principal and interest (including Capitalized Interest) outstanding on the Loans.

          3.5.4.  Notice. The Borrower shall notify the Lender of any event
                  ------
which could reasonably be expected to give rise to any prepayment to be made pursuant to subsections 3.5.1 through 3.5.3.

          3.5.5.  Calculation of Net Proceeds Amounts.  Concurrently with any
                  -----------------------------------
prepayment of the Loans pursuant to subsections 3.5.1 through 3.5.3, the Borrower shall deliver to the Lender a Borrower's Certificate demonstrating the calculation of the amount of the proceeds that gave rise to such prepayment.

     3.6. Application of Prepayments.  All prepayments (whether voluntary or
          --------------------------
mandatory) shall include, notwithstanding subsection 3.3.2 above, the payment in cash of accrued and unpaid interest on the principal amount (including Capitalized Interest) of the Loans so prepaid and shall be applied first to payment of principal before application to accrued interest thereon.

     3.7. Manner and Time of Payment.
          --------------------------

          3.7.1. All payments by the Borrower under the Note of principal, interest (except for Capitalized Interest) and fees hereunder shall be made without defense, set off or counterclaim, in same day funds and delivered to the Lender not later than 12:00 noon (Chicago time) on the date such payment is due, by wire transfer of immediately available funds to the following account or such other place the Lender may from time to time designate.

                              ABA No. 07100505
                              Account Number: 5800151556
                              Account Name: GTCR Capital Partners, L.P.

                              LaSalle National Bank
                              135 S. LaSalle
                              Chicago, IL 60603
                              Reference: ZEFER Corp.

In the absence of timely notice and receipt, such funds shall be deemed to have been paid by the Borrower on the next Business Day.

           3.7.2. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a day which is not a Business Day, the payment shall be made on the next succeeding Business Day and such additional period shall be included in the computation of the payment of interest hereunder or under the Note.

     3.8.  Term of this Agreement.  All of the Loan Obligations shall become due
           ----------------------
and payable as otherwise set forth herein, but in any event, all of the remaining Loan Obligations shall become due and payable on the Maturity Date. Upon the Maturity Date and following repayment in full of the Loan Obligations, this Agreement will terminate except as provided in Section 11.6. Notwithstanding any such termination, until all Loan Obligations have been fully paid and satisfied (other than continuing indemnity obligations), the Lender shall be entitled to retain the security interests in the Collateral granted under the Security Documents and the ability to exercise all rights and remedies available to the Lender under the Loan Documents and applicable laws.

SECTION 4.     REPRESENTATIONS AND WARRANTIES

     In order to induce the Lender to enter into this Agreement and to make Loans to the Borrower hereunder, the Borrower represents and warrants to the Lender that the following statements are and, after giving effect to the transactions contemplated by this Agreement or any of the Loan Documents, will be true, correct and complete:

     4.1.  Full Disclosure.  No statement or information contained in this
           ---------------
Agreement, any financial statements delivered hereunder, the other Loan Documents or any other document, certificate or written statement furnished to the Lender or any other holder of the Note, by or on behalf of the Borrower for use in connection with the transactions contemplated by the Loan Documents contains any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in the
                                ---------
materials referenced above are based on good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lender that such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount.

     4.2.  No Material Adverse Effect. Since September 30, 1999, there have been
           --------------------------
no events or changes in facts or circumstances affecting the Borrower or any of its Subsidiaries which individually or in the aggregate have had or could reasonably be expected to have a Material Adverse

Effect and that have not been disclosed herein or in the attached Schedules or in any other documents, certificates and statements furnished to the Lender for use in connection with the transactions contemplated hereby.

     4.3. No Default. No event has occurred and is continuing which constitutes
          ----------
a Default or an Event of Default hereunder. The consummation of the Transactions does not and will not violate, conflict with, result in a breach of, or constitute a default (with due notice or lapse of time or both) under any contract of the Borrower or any other Borrower Entity except if such violations, conflicts, breaches or defaults could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

     4.4. Organization, Powers, Capitalization and Good Standing .
          ------------------------------------------------------

          4.4.1. Organization and Powers.  Each of the Borrower Entities is a
                 -----------------------
corporation, limited liability company or limited partnership (as applicable) duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization (which jurisdiction is set forth on Schedule 4.4.1 hereto). Each of the Borrower Entities has all requisite corporate, partnership or limited liability company (as applicable) power and authority to own and operate its properties, to carry on its business as now conducted and proposed to be conducted, and to execute, deliver and perform its obligations under the Loan Documents.

          4.4.2.  Capitalization. The authorized capital stock or other indicia
                  --------------
of equity ownership (the "Equity Interests") of each of the Borrower Entities, as of the Closing Date, is as set forth on Schedule 4.4.2 hereto. All issued and outstanding Equity Interests of each of the Borrower Entities are duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens other than those in favor of the Lender, and all such Equity Interests were issued in compliance with all applicable state and federal laws concerning the issuance of securities. None of such Equity Interests constitutes "margin stock" within the meaning of any regulation, interpretation or ruling of the Board of Governors of the Federal Reserve System, all as from time to time in effect. As of the Closing Date, the Equity Interests of each of the Borrower Entities are owned by the stockholders or partners (as applicable) and in the amounts set forth on Schedule 4.4.2. No Equity Interests of any Borrower Entity, other than those described above, are issued and outstanding and there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Borrower Entity of an Equity Interest, other than those issued in connection with the Loan Documents or described on Schedule 4.4.2.

          4.4.3.  Corporate Authority. The execution, delivery and performance
                  -------------------
of the Loan Documents by the Borrower and any Subsidiary of the Borrower have been duly authorized by all necessary corporate action on the part of the Board and stockholders of the Borrower and the board of directors and stockholders of any such Subsidiary of the Borrower.

          4.4.4.  Binding Effect. Each of the Loan Documents is, or will be when
                  --------------
executed and delivered, the legal, valid and binding obligation of the applicable Borrower Entities thereto, enforceable against each, as applicable, in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws relative to or affecting the enforcement of creditors' rights generally in effect from time to time and by general principles of equity.

           4.4.5. Qualification. Each of the Borrower Entities is duly qualified
                  -------------
and in good standing wherever necessary to carry on its business and operations, except in jurisdictions in which the failure to be qualified and in good standing could not reasonably be expected to have a Material Adverse Effect. All jurisdictions in which each Borrower Entity is qualified to do business are set forth on Schedule 4.4.5 hereto.

     4.5.  Financial Statements. All financial statements concerning the
           --------------------
Borrower and its respective Subsidiaries which have been or will hereafter be furnished to the Lender pursuant to this Agreement, including those listed below, have been or will be prepared in accordance with GAAP consistently applied (except as disclosed therein) and do or will present fairly in all material respects the financial condition of the entities covered thereby as at the dates thereof and the results of their operations for the periods then ended, including, without limitation, the balance sheet at September 30, 1999 and the related statement of income of the Borrower for the four (4) months then ended.

     4.6.  Litigation. There are no actions, suits or proceedings pending or, to
           ----------
the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary of the Borrower or against any officer or director of the Borrower or any Subsidiary of the Borrower (in their capacity as such) which are likely to have, individually or in the aggregate, a Material Adverse Effect, or which seek to enjoin, or otherwise prevent the consummation of, the Transactions or to recover any damages or obtain any relief as a result of any of the Transactions in any court or before any arbitrator of any kind or by any governmental body.

     4.7.  Intellectual Property. The Borrower and each of its Subsidiaries
           ---------------------
owns, is licensed to use or otherwise has the right to use, all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as heretofore conducted that are material to the condition (financial or other), business or operations of the Borrower or its Subsidiaries (collectively, the "Intellectual Property"). All of the Intellectual Property comprised of registered patents, trademarks, tradenames and copyrights and any and all applications pertaining thereto is identified on Schedule 4.7 hereto and fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances. Except as set forth on Schedule 4.7, the use of the Intellectual Property by the Borrower and its Subsidiaries does not and has not been alleged by any Person to infringe on the rights of any Person.

     4.8.  Investigations, Audits, Etc.  Neither the Borrower nor any of its
           ---------------------------
Subsidiaries is the subject of any review or audit by the Internal Revenue Service or any governmental investigation concerning the violation or possible violation of any law.

     4.9.  Employee Matters. (i) No Borrower Entity nor any of their respective
           ----------------
employees is subject to any collective bargaining agreement, (ii) no petition for certification or union election is pending with respect to the employees of any Borrower Entity and no union or collective bargaining unit has sought such certification or recognition with respect to the employees of any Borrower Entity and (iii) there are no strikes, slowdowns, work stoppages or controversies pending or, to the best knowledge of the Borrower after due inquiry, threatened between any Borrower Entity and its respective employees, other than employee grievances arising in the ordinary course of business which would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 4.9, neither the Borrower nor any of its Subsidiaries is party to an employment contract.

     4.10.  Solvency. As of, from and after the date of this Agreement, the
            --------
Borrower: (i) owns and will own assets the fair saleable value of which are (a) greater than the total amount of liabilities (including contingent liabilities) of the Borrower and (b) greater than the amount that will be required to pay the probable liabilities of the Borrower's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to the Borrower; (ii) has capital that is not unreasonably small in relation to its business as presently or contemplated to be conducted; and (iii) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     4.11.  Year 2000. The Borrower has made an assessment of the microchip and
            ---------
computer-based systems and the software used in its business and based upon such assessment believes that it will be "Year 2000 Compliant" by the close of business on December 30, 1999. For purposes of this paragraph, "Year 2000 Compliant" means that all software, embedded microchips and other processing capabilities utilized by, and material to the business operations or financial condition of, the Borrower are able to interpret, store, transmit, receive and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenarios in relation to dates in and after the Year 2000. From time to time, at the request of the Lender, the Borrower shall provide to the Lender such update information as is reasonably requested regarding the status of its efforts to become Year 2000 Compliant.

     4.12.  No Legal Obstacle to Agreements.
            -------------------------------

            4.12.1. Neither the execution and delivery of the Loan Documents, nor the making of any borrowings hereunder, nor the consummation of any transaction referred to in or contemplated by the Loan Documents, nor the fulfillment of the terms hereof or thereof or of any other agreement, instrument, deed or lease referred to in the Loan Documents, has constituted or resulted in or will constitute or result in:

                    4.12.1.1. any breach or termination of the provisions of any agreement, instrument, deed or lease to which any Borrower Entity is a party or by which it is bound, or of the charter or by-laws of the Borrower Entity;

                    4.12.1.2. the violation of any law, statute, judgment, decree or governmental order, rule or regulation applicable to any Borrower Entity; and

                    4.12.1.3. any redemption, retirement or other repurchase obligation of any Borrower Entity under any charter, by-law, agreement, instrument, deed or lease.

            4.12.2. No approval, authorization or other action by or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by the Borrower or any Subsidiary of the Borrower in connection with the execution, delivery and performance of the Loan Documents, the transactions contemplated hereby or thereby or the making of any borrowing hereunder other than Uniform Commercial Code financing statement filings.

     4.13.  Brokerage Fees, Etc.  Except as contemplated by the Loan Documents
            -------------------
and the Professional Services Agreement, no broker's, finder's or placement fee or commission will be payable to any Person alleged to have been retained by or on behalf of the Borrower with respect to any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby indemnifies the Lender against and agrees that it will hold each such party harmless from any claim, demand or liability, including reasonable attorneys' fees, for any broker's, finder's or placement fee or commission alleged to have been incurred by the Borrower.

SECTION 5.     CONDITIONS TO LOANS

     5.1.   Conditions to Initial Loan. The obligation of the Lender to make the
            --------------------------
Initial Loan on the Closing Date is subject to the satisfaction of the following conditions, each as of the Closing Date:

            5.1.1.  Representations and Warranties; No Default.
                    ------------------------------------------

                    5.1.1.1. All representations and warranties contained in this Agreement and in the Loan Documents shall be true, correct and complete in all material respects on and as of the Closing Date, except for any representation or warranty limited by its terms to a specific date and taking into account any amendments to the Schedules or Exhibits as a result of any disclosures made in writing by the Borrower to the Lender after the Closing Date and approved by the Lender in writing.

                    5.1.1.2. No Default or Event of Default shall exist as of the Closing Date or would result from the consummation of the borrowings made by the Borrower on the Closing Date.

            5.1.2.  Loan Documents Satisfactory; Transactions Consummated. Each
                    -----------------------------------------------------
of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. All of the terms, conditions and provisions of such documents shall be satisfactory to the Lender in all respects, and no term, condition or provision thereof shall have been supplemented, amended, modified or waived without the Lender's consent.

            5.1.3.  Opinion of the Borrower's Counsel.  The Lender shall have
                    ---------------------------------
received an opinion from Hale and Dorr LLP, special counsel for the Borrower, which shall be addressed to the Lender, dated as of the Closing Date and in form and substance satisfactory to the Lender.

            5.1.4.  Delivery of Additional Loan Documents. The Lender shall also
                    -------------------------------------
have received the following items, each of which shall be in form and substance reasonably satisfactory to the Lender:

                    5.1.4.1. Resolutions of the Board and the Guarantors approving the Transactions and approving and authorizing the execution, delivery and performance of each Loan Document to which it is a party and approving and authorizing the borrowing of the Loans, the execution, delivery and payment of the Note and of the obligations thereunder, in each case certified as of the Closing Date by the secretary or an assistant secretary of such Person as being in full force and effect without modification or amendment.

                    5.1.4.2. A copy of the certificate of incorporation of the Borrower and each Guarantor certified by the Secretary of State of the jurisdiction of organization of such Person, together with a good standing certificate from the Secretary of State of the jurisdiction of organization of such Person, each to be dated a recent date prior to the Closing Date.

                    5.1.4.3. A certificate of the Borrower and each Guarantor, signed on its behalf by an officer duly authorized, dated as of the Closing Date (the statements made in which certificate shall be true on and as of such date) certifying as to (i) the absence of any amendment to the charter of such Person since the date of the Secretary of State's certificate referred to in Section
5.1.4.2 above, (ii) a true and correct copy of the by-laws of such Person as in effect on the Closing Date, (iii) the due incorporation and good standing of such Person as a corporation organized under the laws of the State of its organization and the absence of any proceeding for the dissolution or liquidation of such Person and (iv) the completeness and accuracy of the representations and warranties contained in the Loan Documents as of the Closing Date, including the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes a Default or an Event of Default.

                    5.1.4.4. A certificate of the secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower or Guarantor, as applicable, executing the Loan Documents.

                    5.1.4.5. Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings and waivers of all preemptive rights and rights of first refusal).

                    5.1.4.6. Such other documents as may be reasonably requested by the Lender in order to effectuate the provisions of this Agreement and the other Loan Documents, including, without limitation, those documents set forth on Schedule 5.1.4.6 hereto.

          5.1.5.    Corporate/Capital Structure. The Lender shall be satisfied
                    ---------------------------
with the ownership, corporate and legal structure and capitalization of the Borrower and its Subsidiaries, including, without limitation, the terms and conditions of its charter and by-laws, the terms of the Borrower's and such Subsidiaries' capital stock, options, warrants or other securities and any agreements related thereto and the management of the Borrower and its Subsidiaries.

          5.1.6.    Lender's Equity. The Lender shall have received the Warrants
                    ---------------
to be issued to it pursuant to the Warrant Agreement.

          5.1.7.    No Material Adverse Change. Nothing shall have occurred (and
                    --------------------------
the Lender shall not be aware of any facts or conditions not previously known) which the Lender shall determine has, or reasonably could be expected to have, a material adverse effect on the rights or remedies of the Lender hereunder, or on the ability of the Borrower or any Guarantor to perform its obligations with respect to the Loan Documents or has, or reasonably could be expected to have, a Material Adverse Effect.

          5.1.8.    Litigation. There shall exist no action, suit,
                    ----------
investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries or any of its properties pending or, to the knowledge of the Borrower, threatened before any court, governmental agency or arbitrator that
(i) could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby and thereby. No order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain the Lender from making the Loans.

          5.1.9.    Certain Fees. On the Closing Date, the Borrower shall pay
                    ------------
all expenses of the Lender (including, without limitation, reasonable legal fees and expenses) incurred in connection with the negotiation and execution of this Agreement and the other Loan Documents to the extent due.

          5.1.10.   No Violation of Regulations U or X.  The making of the Loans
                    ----------------------------------
shall not violate Regulations U or X of the Board of Governors of the Federal Reserve Board.

     5.2. Conditions to Loans Made After the Closing  Date.  Any subsequent
          ------------------------------------------------
Loans made by the Lender to the Borrower hereunder after the Closing Date are subject to the satisfaction of the following conditions, each as of the date of each such subsequent Loan:

          5.2.1.    Notice.  The Lender shall have received, in accordance with
                    ------
the provisions of Section 2.2, a notice requesting such subsequent Loan.

          5.2.2.    Representations and Warranties.  All representations and
                    ------------------------------
warranties of the Borrower contained in this Agreement shall be true, correct and complete in all material respects as of the making of such subsequent Loan and before and after giving effect to such Loan and to the application of the proceeds therefrom, with the same effect as though such representations and warranties had been made on and as of such date (except for any such representation and warranty that, by its terms, refers to a specific date other than the date of such Loan, in which case as of such specific date, and taking into account any amendments to the Schedules or Exhibits as result of any disclosures made in writing by the Borrower to the Lender after the Closing Date and approved by the Lender in writing).

          5.2.3.    No Event of Default.  No Default or Event of Default shall
                    -------------------
exist as of the date of such subsequent Loan or would result from the consummation of the borrowings made by the Borrower on the date of such subsequent Loan.

          5.2.4.    No Legal Obstacles.  No order, judgment or decree of any
                    ------------------
court, arbitrator or governmental authority shall purport to enjoin or restrain the Lender from making any subsequent Loans.

          5.2.5.    Satisfaction of Conditions.  At the time of making an
                    --------------------------
additional borrowing under a subsequent Loan hereunder, the Borrower shall be deemed to have certified, represented and warranted to the Lender that the conditions specified in subsections 5.2.1 through 5.2.4 have been fully satisfied as of such time.

SECTION 6.     AFFIRMATIVE COVENANTS

     The Borrower covenants and agrees that so long as the Note or Loan Obligations remain outstanding, unless the Lender shall otherwise give its prior written consent, it shall perform and comply with, and shall cause each of the other Borrower Entities to perform and comply with, all covenants in this
Section 6 applicable to such Person.

     6.1.  Payment of Loan Obligations. The Borrower will duly and punctually
           ---------------------------
pay the principal (including Capitalized Interest), interest and any other amounts owing under this Agreement and/or the Note, in each case when due under the terms of this Agreement and/or the Note.

     6.2.  Performance of Other Documents; Etc.  The Borrower will comply with
           -----------------------------------
and cause each of its Subsidiaries to comply with, all of the covenants, agreements and conditions contained in this Agreement and the other Loan Documents to which it is party. The Borrower will cause each Guarantor to comply with all of the covenants, agreements and conditions contained in the Guaranty.

     6.3.  Compliance With Laws.  The Borrower will (i) comply with and will
           --------------------
cause each of its Subsidiaries to comply with, the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, laws, rules, regulations and orders relating to taxes, employer and employee contributions, securities, employee retirement and welfare benefits, environmental protection matters and employee health and safety) as then in effect and which may be imposed in the future in all jurisdictions in which the Borrower or any of its Subsidiaries is now doing business or may hereafter do business, other than those laws, rules, regulations and orders the noncompliance with which could not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, and
(ii) maintain or obtain and will cause each of its Subsidiaries to maintain or obtain, all licenses, qualifications and permits now held or hereafter required to be held by the Borrower or any of its Subsidiaries, for which the loss, suspension, revocation or failure to obtain or renew, could have a Material Adverse Effect. This Section 6.3 shall not preclude the Borrower or any Subsidiary from contesting any taxes or other payments if they are being diligently contested in good faith and if appropriate expense provisions have been recorded in conformity with GAAP. Borrower represents and warrants that, as of the date hereof, it (i) is in compliance and each of its Subsidiaries is in compliance with the requirements of all applicable laws, rules, regulations and orders of any governmental authority as now in effect, other than those laws, rules, regulations and orders the noncompliance with which could not reasonably be expected to have a Material Adverse Effect, and (ii) maintains and each of its Subsidiaries maintains, all licenses, qualifications and permits referred to above, for which the loss, suspension, revocation or failure to obtain could reasonably be expected to have a Material Adverse Effect.

     6.4.  Maintenance of Properties; Insurance .  The Borrower will maintain or
           ------------------------------------
cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used in the business of the Borrower and its Subsidiaries and will make or cause to be made all appropriate repairs, renewals and replacements thereof. The Borrower will maintain or cause to be maintained, with financially sound and reputable insurers, public liability and property damage and business interruption insurance with respect to its business and properties and the business and properties of its Subsidiaries against loss or damage of the kinds customarily carried or maintained by businesses of established reputation engaged in similar businesses and in amounts acceptable to the Lender and will deliver evidence thereof to the Lender. Each such insurance policy shall be in form and substance satisfactory to the Lender and shall (i) provide that at least thirty (30) days' prior written notice of any material change to or any cancellation or lapse of such policy must be given to the Lender by the insurer, (ii) provide that no act or default by the Borrower or any of its Subsidiaries under such policy shall impair the Lender's right of recovery thereunder and (iii) provide that the insurer shall, as against the Lender, waive any rights of subrogation to the extent that the named insured has waived such rights (and each Borrower Entity hereby irrevocably and unconditionally waives any right of subrogation against the Lender). The Borrower shall cause, pursuant to endorsements and assignments in form and substance satisfactory to the Lender, the Lender to be named as lender's loss payee in the case of casualty insurance, additional insured in the case of liability and assignee and/or lender's loss payee in the case of business interruption insurance. The Borrower represents and warrants that it and each of its Subsidiaries currently maintains all material properties as set forth above and maintains all insurance described above.

     6.5.  Inspection.  The Borrower shall permit any authorized representatives
           ----------
of the Lender to visit and inspect any of the properties of the Borrower or any of its Subsidiaries, including its and their financial accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and business with its and their key management personnel and certified public accountants, at such reasonable times during normal business hours and as often as may be requested.

     6.6.  Existence, Etc.  Except as otherwise permitted by Section 7.6, the
           --------------
Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its present legal entity existence and all rights and franchises material to its business.

     6.7.  Further Assurances; Guaranty of Loan Obligations; Grant of Security
           -------------------------------------------------------------------
Interests.
---------

           6.7.1. The Borrower shall, and shall cause each Borrower Entity to, from time to time, execute such guarantees, financing statements, documents, security agreements and reports as the Lender at any time may reasonably request to evidence, perfect or otherwise implement the guaranties and security for repayment of the Loan Obligations provided for in the Loan Documents. Without limiting the foregoing, the Borrower agrees that, upon the request of the Lender, it shall create a new, wholly-owned Subsidiary ("Newco") to which it will contribute its assets, and upon the happening of such event, Newco will become the borrower hereunder, and the Borrower will become a Guarantor of the Loan Obligations and pledge the stock of Newco to the Lender.

          6.7.2. The Borrower will cause each of its domestic Subsidiaries existing on the Closing Date, and after the Closing Date will promptly upon the creation or acquisition of a new Subsidiary cause such new Subsidiary, to become a Guarantor of the Loan Obligations under the Guaranty, and to grant to the Lender a security interest in the real, personal and mixed property of such Subsidiary to secure the Loan Obligations.

SECTION 7.     NEGATIVE COVENANTS.

     The Borrower covenants and agrees that so long as any Loan Obligation remains outstanding, the Borrower shall perform and comply with, and shall cause each of the other Borrower Entities to perform and comply with, all covenants of this Section 7 applicable to such Person, unless the Lender shall otherwise give its prior written consent.

     7.1. Indebtedness.  Borrower will not and will not permit any of its
          ------------
Subsidiaries directly or indirectly to create, incur, assume, guaranty, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness except:

          7.1.1. (i) Indebtedness existing on the date hereof, which Indebtedness is set forth on Schedule 7.1.1(i) hereto and (ii) Indebtedness not to exceed $10,000,000 under a line of credit previously approved in writing by the Board; provided that such Indebtedness referred to in subsection 7.1.1(ii)
           --------
shall be in form and substance satisfactory to the Lender and shall be subject to an intercreditor agreement in form and substance satisfactory to the Lender;

          7.1.2. the Loan Obligations;

          7.1.3. intercompany Indebtedness among the Borrower and its Subsidiaries;

          7.1.4. Indebtedness issued to sellers in connection with Permitted Acquisitions; provided that such Indebtedness shall be in form, substance and
              --------
amount satisfactory to the Lender and shall include a standstill agreement in form and substance satisfactory to the Lender;

          7.1.5. Indebtedness not to exceed $500,000 in the aggregate at any time outstanding secured by purchase money Liens or incurred with respect to capital leases; and

          7.1.6. other Indebtedness not referred to above and not in excess of $250,000 in the aggregate.

     7.2. Liens and Related Matters.
          -------------------------

          7.2.1. No Liens.  The Borrower will not and will not permit any of its
                 --------
Subsidiaries directly or indirectly to create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument with respect to goods or accounts receivable) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, except Permitted Encumbrances. "Permitted Encumbrances" means the following:

                 7.2.1.1. Liens for taxes, assessments or other governmental charges not yet due and payable;

                 7.2.1.2. statutory Liens of landlords, carriers and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith; provided that a reserve or other appropriate
                         --------
provision shall have been made therefor and the aggregate amount of the liabilities secured by such Liens is less than $250,000;

                 7.2.1.3. Liens (other than any Lien imposed by the Employee Retirement Income Security Act of 1974 or any rule or regulation promulgated thereunder) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

                 7.2.1.4. deposits, in an aggregate amount not to exceed $250,000, made in the ordinary course of business to secure liability to insurance carriers;

                 7.2.1.5. Liens for (i) purchase money obligations (provided
                                                                    --------
that (a) the purchase of the asset subject to any such Lien is permitted under
Section 8.1 and (b) any such Lien encumbers only the asset so purchased) and
(ii) capital lease obligations, in either case to the extent that the Indebtedness secured by any such Lien is permitted under subsection 7.1.5; any attachment or judgment Lien not constituting an Event of Default under subsection 9.1.9;

                 7.2.1.6. leases or subleases granted to others not interfering in any material respect with the business of the Borrower or any of its Subsidiaries;

                 7.2.1.7. easements, rights of way, restrictions, and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                 7.2.1.8. any interest or title of a lessor or sublessor under any lease permitted by Section 8.2;

                 7.2.1.9. Liens in favor of the Lender;

                 7.2.1.10. Liens upon the accounts receivable of the Borrower and its Subsidiaries incurred in connection with the line of credit referred to in subsection 7.1.1(ii), to the extent thereby; and

                 7.2.1.11. Liens existing on the date hereof and renewals and extensions thereof, which Liens are set forth on Schedule 7.2.1.11 hereto.

          7.2.2. No Negative Pledges. The Borrower will not and will not permit
                 -------------------
any of its Subsidiaries directly or indirectly to enter into or assume any agreement (other than the Loan Documents) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired.

          7.2.3. No Restrictions on Subsidiary Distributions to the Borrower.
                 -----------------------------------------------------------
Except as provided herein, the Borrower will not and will not permit any of its Subsidiaries directly or indirectly to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to: (i) pay dividends or make any other distribution on any of such Subsidiary's capital stock owned by the Borrower or any Subsidiary of the Borrower; (ii) subject to subordination provisions, pay any Indebtedness owed to the Borrower or any other Subsidiary; (iii) make loans or advances to the Borrower or any other Subsidiary; or (iv) transfer any of its property or assets to the Borrower or any other Subsidiary.

     7.3. Investments.  The Borrower will not and will not permit any of its
          -----------
Subsidiaries directly or indirectly to make or own any Investment in any Person except:

          7.3.1. the Borrower and its Subsidiaries may make and own Investments in Cash Equivalents; provided that such Cash Equivalents are not subject to
                     --------
setoff rights;

          7.3.2. the Borrower and its Subsidiaries may make intercompany loans to the extent permitted under Section 7.1;

          7.3.3. the Borrower and its Subsidiaries may make loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business;

          7.3.4. the Borrower and its Subsidiaries may make Investments, other than those described in subsections 7.3.1 through 7.3.3, not to exceed $250,000 in the aggregate;

          7.3.5. Investments existing on the date hereof, which Investments are set forth on Schedule 7.3.5 hereto; and

          7.3.6. non-controlling Investments in Internet-related companies of a type previously approved in writing by the Board; provided that (i) the total
                                                  --------
purchase price of all such Investments shall not exceed $4,000,000 in the aggregate and for any single Investment shall not exceed $1,000,000, (ii) at the time of any such Investment and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing and (iii) prior to consummating any such Investment, the Borrower shall have taken all actions necessary to grant to the Lender a first priority security interest in the stock and assets comprising the acquired business.

     7.4. Contingent Obligations.  The Borrower will not and will not permit any
          ----------------------
of its Subsidiaries directly or indirectly to create or become or be liable with respect to any Contingent Obligation except those:

          7.4.1. resulting from endorsement of negotiable instruments for collection in the ordinary course of business;

          7.4.2. Contingent Obligations existing on the Closing Date, which Contingent Obligations are set forth on Schedule 7.4.2 hereto;

          7.4.3. arising under indemnity agreements to title insurers to cause such title insurers to issue to the Lender mortgagee title insurance policies;

          7.4.4. arising with respect to customary indemnification obligations incurred in connection with Asset Dispositions;

          7.4.5. incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and other similar obligations not exceeding at any time outstanding $250,000 in aggregate liability;

          7.4.6. incurred with respect to Indebtedness permitted by Section 7.1; and

          7.4.7. not permitted by subsections 7.4.1 through 7.4.6 above, so long as any such Contingent Obligations, in the aggregate at any time outstanding, do not exceed $100,000.

     7.5. Restricted Junior Payments.  The Borrower will not and will not
          --------------------------
permit any of its Subsidiaries directly or indirectly to declare, order, pay, make or set apart any sum for any Restricted Junior Payment, except:

          7.5.1. wholly-owned Subsidiaries of the Borrower may make Restricted Junior Payments with respect to their common stock;

          7.5.2. the Borrower may make non-accelerated payments of principal and interest in respect of Seller Indebtedness; provided that no Default or Event of
                                            --------
Default has occurred and is continuing or would arise as a result of such Restricted Junior Payments;

          7.5.3. the Borrower may redeem for cash from management stockholders shares of common stock or preferred stock of the Borrower or warrants or options to acquire any such shares, and make non-accelerated scheduled cash payments with respect to the Management Redemption Notes; provided that all of the
                                                 --------
following conditions are satisfied:

               7.5.3.1. no Default or Event of Default has occurred and is continuing or would arise as a result of such Restricted Junior Payments; and

               7.5.3.2. the aggregate Restricted Junior Payments pursuant to this subsection 7.5.3 permitted (i) in any fiscal year of the Borrower shall not exceed $250,000 and (ii) during the term of this Agreement shall not exceed $1,000,000.

          7.5.4. provided no Default or Event of Default exists or would arise as a result thereof, the Borrower may make non-accelerated scheduled payments in respect of Earn-Out Obligations permitted by this Agreement; and

          7.5.5. the Borrower may redeem its capital stock with the proceeds from the simultaneous issuance of new capital stock.

     7.6.  Restriction on Fundamental Changes.
           ----------------------------------

          7.6.1. The Borrower will not and will not permit any of its Subsidiaries directly or indirectly to: (i) amend, modify or waive any term or provision of its organization documents, including, without limitation, its certificate of limited partnership, articles of incorporation, membership agreement, certificates of designation pertaining to preferred stock, partnership agreement or by-laws in a manner adverse to the Lender unless (a) such actions are required by law or (b) such actions are in connection with the initial public offering of the Borrower's equity securities (provided that all such actions are in form and substance satisfactory to the
 --------
Lender); (ii) enter into any transaction of merger or consolidation except (a) in connection with a Permitted Acquisition, the Person which is the subject of such Permitted Acquisition may merge with and into a Subsidiary of the Borrower or a Subsidiary of the Borrower may merge with or into such Person and (b) any Subsidiary of the Borrower may be merged with or into the Borrower (provided
                                                                    --------
that the Borrower is the surviving entity) or any other Subsidiary of the Borrower; (iii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution); or (iv) acquire by purchase or otherwise all or any substantial part of the business or assets of any other Person, other than Permitted Acquisitions, Capital Expenditures permitted hereunder and inventory purchased in the ordinary course of business.

          7.6.2. The Borrower will not consummate, and will not permit any Subsidiary to consummate, any Acquisition other than a Permitted Acquisition. The Borrower shall provide to the Lender within five (5) Business Days after such Acquisition, (i) copies of all executed acquisition agreements and other documents pertaining to such Permitted Acquisition and (ii) evidence, in form and substance satisfactory to the Lender, that the Lender (a) is granted a first priority perfected security interest (subject only to Permitted Encumbrances) in all assets being acquired pursuant to such Permitted Acquisition (and, in the case of a Permitted Acquisition involving the purchase of the acquired Person's capital stock, the Borrower shall pledge, or shall cause to be pledged, all of the shares of capital stock of such acquired Person owned by it or any other Borrower Entity to the Lender for the benefit of the Lender, and shall cause such acquired Person to guarantee the Loan Obligations and to grant to the Lender a first priority perfected security interest (subject only to Permitted Encumbrances) in such Person's assets) and (b) will be provided such other documents and instruments as the Lender shall request from time to time to perfect or maintain the perfection of its security interest in assets of the acquired Person.

     7.7.  Disposal of Assets or Subsidiary Stock.  The Borrower will not and
           --------------------------------------
will not permit any of its Subsidiaries directly or indirectly to convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of transactions, any of its property, business or assets, or the capital stock of or other equity interests in any of its Subsidiaries, whether now owned or hereafter acquired, except for (i) dispositions of obsolete equipment not used or useful in the business and (ii) Asset Dispositions if all of the following conditions are met: (a) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $100,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of the Borrower does not exceed $250,000; (b) the consideration received is at least equal to the fair market value of such assets; (c) the sole consideration received is cash; (d) the Net Proceeds of such Asset Disposition are applied as required by subsection 3.5.1; and (e) no Default or Event of Default then exists or shall result from such sale or other disposition.

     7.8.  Transactions with Affiliates.  The Borrower will not and will not
           ----------------------------
permit any of its Subsidiaries directly or indirectly to enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate or with any director, officer or employee of any Borrower Entity, except transactions in the ordinary course of and pursuant to the reasonable requirements of the business of the Borrower or any of its Subsidiaries and upon fair and reasonable terms which are fully disclosed to the Lender and are no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person that is not an Affiliate.

     7.9.  Conduct of Business.  The Borrower will not and will not permit any
           -------------------
of its Subsidiaries directly or indirectly to engage in any business other than the business of providing Internet professional services.

     7.10.  Changes Relating to Certain Indebtedness.  The Borrower will not and
            ----------------------------------------
will not permit any of its Subsidiaries directly or indirectly to change or amend the terms of any of its Indebtedness (other than Indebtedness of a type described in subsections 7.1.3 through 7.1.6) if the effect of such amendment is to: (i) increase the interest rate on the subject Indebtedness; (ii) change the dates upon which payments of principal or interest are due on the subject Indebtedness; (iii) change any event of default or add any covenant with respect to the subject Indebtedness; (iv) change the prepayment provisions of the subject Indebtedness; (v) change the subordination provisions thereof (or the subordination terms of any guaranty thereof); or (vi) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights on the holder of the subject Indebtedness in a manner adverse to the Borrower, any of its Subsidiaries or the Lender.

     7.11.  Fiscal Year.  Neither the Borrower nor any Subsidiary of the
            -----------
Borrower shall change its fiscal year.

     7.12.  Press Release; Public Offering Materials.  The Borrower will not and
            ----------------------------------------
will not permit any of its Subsidiaries to disclose the name of the Lender in any press release or in any prospectus, proxy statement or other materials filed with any governmental entity relating to a public offering of the capital stock of any Borrower Entity without the Lender's prior written consent which shall not be unreasonably withheld.

     7.13.  Subsidiaries.  The Borrower will not and will not permit any of its
            ------------
Subsidiaries directly or indirectly to establish, create or acquire any new Subsidiary other than in connection with a Permitted Acquisition.

SECTION 8.     FINANCIAL AND REPORTING COVENANTS

     The Borrower covenants and agrees that so long as the Note or Loan Obligations remain outstanding (other than continuing indemnity obligations), unless the Lender shall otherwise give its prior written consent, the Borrower shall perform and comply with, and shall cause each of the other Borrower Entities to perform and comply with, all covenants in this Section 8 applicable to such Person:

     8.1.  Capital Expenditure Limits. The Borrower shall not permit the
           --------------------------
aggregate amount of all Capital Expenditures of the Borrower and its Subsidiaries for the twelve (12) month period ending on the last day of each calender quarter during the periods set forth below to exceed the amount set forth below for such period:

                     Period                       Amount
                     ------                       ------

     Closing Date through 12/31/00                $10,000,000

     1/1/01 through 12/31/01 and each             $5,000,000
     year thereafter

          "Capital Expenditures" will be calculated as illustrated on Exhibit 8.5.3.

     8.2.  Lease Limits.  The Borrower will not and will not permit any of its
           ------------
Subsidiaries directly or indirectly to become or remain liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any operating lease (other than intercompany leases between the Borrower and its Subsidiaries), if the aggregate amount of all rents paid by the Borrower and its Subsidiaries under all such leases would exceed $10,000,000 in any fiscal year of the Borrower.

     8.3.  Minimum Pre-Corporate EBITDA.  The Borrower shall not permit Pre-
           ----------------------------
Corporate EBITDA for the four quarter period ending on the last day of each calendar quarter beginning June 30, 2000 and each quarter thereafter to be less than $9,616,000. "Pre-Corporate EBITDA" will be calculated as illustrated on
Exhibit 8.5.3. Notwithstanding the foregoing, in calculating Pre-Corporate EBITDA for the four quarter periods ending June 30, 2000, September 30, 2000 and December 31, 2000, all components thereof shall be calculated by taking the amounts thereof for the period beginning April 1, 2000 through such date and multiplying it by 4, 2 and 4/3 respectively.

     8.4.  Pre-Corporate Fixed Charge Coverage.  The Borrower shall not permit
           -----------------------------------
Pre-Corporate Fixed Charge Coverage for the four quarter period ending on the last day of each calendar quarter beginning June 30, 2000 and each quarter thereafter to be less than 2.0. "Pre-Corporate Fixed Charge Coverage" will be calculated as illustrated on Exhibit 8.5.3. Notwithstanding the foregoing, in calculating Pre-Corporate Fixed Charge Coverage for the four quarter periods ending June 30, 2000, September 30, 2000 and December 31, 2000, the Pre-Corporate EBITDA component thereof shall be calculated in the manner required by
Section 8.3.

     8.5.  Financial Statements and Other Reports.  The Borrower will maintain,
           --------------------------------------
and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP (it being understood that monthly financial statements are not required to have footnote disclosures). The Borrower will deliver to the Lender each of the financial statements and other reports described below.

          8.5.1. Quarterly Financials. As soon as available and in any event
                 --------------------
within thirty (30) days after the end of each quarterly period ending on each March 31, June 30, September 30 or

December 31, the Borrower will deliver (i) the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such quarterly period, and the related consolidated statements of income, stockholders' equity and cash flow for such quarterly period and for the period from the beginning of the then current fiscal year of the Borrower to the end of such quarterly period and (ii) a schedule of the outstanding Indebtedness for borrowed money of the Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan.

          8.5.2. Year-End Financials. As soon as available and in any event
                 -------------------
within ninety (90) days after the end of each fiscal year of the Borrower, the Borrower will deliver (i) the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such year, and the related consolidated statements of income, stockholders' equity and cash flow for such fiscal year,
(ii) a schedule of the outstanding Indebtedness for borrowed money of the Borrower and its Subsidiaries describing in reasonable detail each such debt issue or loan outstanding and the principal amount and amount of accrued and unpaid interest with respect to each such debt issue or loan and (iii) a report with respect to the financial statements from a firm of Certified Public Accountants selected by the Borrower and reasonably acceptable to Lender, which report shall be prepared in accordance with Statement of Auditing Standards No. 58 (the "Statement") entitled "Reports on Audited Financial Statements" and such report shall be "Unqualified" (as such term is defined in such Statement).

          8.5.3. Borrower Compliance Certificate. Together with each delivery of
                 -------------------------------
financial statements of the Borrower and its Subsidiaries pursuant to subsections 8.5.1 and 8.5.2, the Borrower will deliver a fully and properly completed Compliance Certificate (in substantially the same form as Exhibit
8.5.3 hereto) signed by the Borrower's chief executive officer or chief financial officer.

          8.5.4. Accountants' Reports. Promptly upon receipt thereof, the
                 --------------------
Borrower will deliver copies of all significant reports submitted by the Borrower's firm of certified public accountants in connection with each annual, interim or special audit or review of any type of the financial statements or related internal control systems of the Borrower made by such accountants, including any comment letter submitted by such accountants to management in connection with their services.

          8.5.5. Management Report. Together with each delivery of financial
                 -----------------
statements of the Borrower pursuant to subsections 8.5.1 and 8.5.2, the Borrower will deliver a management report (i) describing the operations and financial condition of the Borrower and its Subsidiaries for the quarter then ended and the portion of the current fiscal year then elapsed (or for the fiscal year then ended in the case of year-end financials), (ii) commencing with the financial statements delivered for the quarter ending June 30, 2000, setting forth in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and (iii) discussing the reasons for any significant variations. The information above shall be presented in reasonable detail and shall be certified by the chief financial officer of the Borrower to the effect that such information fairly presents, in all material respects, the results of operations and financial condition of the Borrower and its Subsidiaries as at the dates and for the periods indicated.

          8.5.6. SEC Filings and Press Releases. Promptly upon their becoming
                 ------------------------------
available, the Borrower will deliver copies of (i) all financial statements, reports, notices and proxy statements sent or made available by the Borrower or any of its Subsidiaries to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by the Borrower or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements made available by the Borrower or any of its Subsidiaries to the public concerning developments in the business of any such Person.

     8.5.7. Events of Default, Etc. Promptly upon either the chief financial
            ----------------------
officer or the chief executive officer of the Borrower (or persons with comparable titles) obtaining knowledge of any of the following events or conditions, the Borrower shall deliver copies of all notices given or received by the Borrower with respect to any such event or condition and a certificate of the Borrower's chief executive officer specifying the nature and period of existence of such event or condition and what action the Borrower has taken, is taking and proposes to take with respect thereto: (i) any condition or event that constitutes an Event of Default or Default; (ii) any notice that any Person has given to the Borrower or any of its Subsidiaries or any other action taken with respect to a claimed default or event or condition of the type referred to in subsection 9.1.2; or (iii) any event or condition that could reasonably be expected to result in any Material Adverse Effect.

     8.5.8.  Litigation.  Promptly upon either the chief financial officer or
             ----------
the chief executive officer of the Borrower (or persons with comparable titles) obtaining actual knowledge of (i) the institution of any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower not previously disclosed by the Borrower to the Lender or (ii) any material development in any action, suit, proceeding, governmental investigation or arbitration at any time pending against or affecting the Borrower or any Subsidiary of the Borrower or any property of the Borrower or any Subsidiary of the Borrower which, in each case, is reasonably possible to have a Material Adverse Effect, the Borrower will promptly give notice thereof to the Lender and provide such other information as may be reasonably available to it to enable the Lender and its counsel to evaluate such matter.

     8.5.9.  Supplemented Schedules; Notice of Entity Changes.  Annually, the
             ------------------------------------------------
Borrower shall supplement in writing and deliver to the Lender revisions of the Schedules annexed to this Agreement and the other Loan Documents to the extent necessary to disclose new or changed facts or circumstances after the Closing Date; provided that subsequent disclosures shall not constitute a cure or waiver
      --------
of any Default or Event of Default resulting from the matters disclosed. The Borrower shall provide prompt written notice to the Lender of (i) all jurisdictions in which a Borrower Entity becomes qualified after the Closing Date to transact business, (ii) any material change after the Closing Date in the authorized and issued capital stock or other equity interests of any Borrower Entity or any of their respective Subsidiaries or any other material amendment to their charter, by-laws, partnership or other organization documents and (iii) any Subsidiary created or acquired by any Borrower Entity after the Closing Date, such notice, in each case, to identify the applicable jurisdictions, capital structures or Subsidiaries, as applicable.

          8.5.10.   Other Information.  With reasonable promptness, the Borrower
                    -----------------
will deliver such other information and data with respect to any Borrower Entity or any Subsidiary of any Borrower Entity as from time to time may be reasonably requested by the Lender.

     8.6. Utilization of GAAP for Purposes of Calculations Under this
          -----------------------------------------------------------
Agreement. Financial statements and other information furnished to the Lender
---------
pursuant to Section 8.5 shall be prepared in accordance with GAAP as in effect at the time of such preparation. No "Accounting Changes" (as defined below) shall affect financial covenants, standards or terms in this Agreement; provided
                                                                        --------
that the Borrower shall prepare footnotes to each Compliance Certificate and the financial statements required to be delivered hereunder that show the differences between the financial statements delivered (which reflect such Accounting Changes) and the basis for calculating financial covenant compliance (without reflecting such Accounting Changes). "Accounting Changes" means: (i) changes in accounting principles required by GAAP and implemented by the Borrower and (ii) changes in accounting principles recommended by the Borrower's certified public accountants and implemented by the Borrower. All such adjustments resulting from expenditures made subsequent to the Closing Date (including, but not limited to, capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made.

SECTION 9.     DEFAULT, RIGHTS AND REMEDIES

     9.1. Event of Default.  "Event of Default" shall mean the occurrence or
          ----------------
existence of any one or more of the following:

          9.1.1.    Payment Default.  Failure of the Borrower to pay (i) any
                    ---------------
principal (including any Capitalized Interest) of the Loans when the same becomes due and payable, whether upon maturity, prepayment, acceleration or otherwise (including any applicable premium thereon) or (ii) any interest on any Loan, for a period of three (3) Business Days after the same shall become due and payable or (iii) any other amount due under this Agreement or any of the other Loan Documents within five (5) days after demand therefor; or

          9.1.2.    Default in Other Agreements.  (i) Failure of the Borrower
                    ---------------------------
of its Subsidiaries to pay when due or within any applicable grace period any principal or interest on Indebtedness (other than the Loans) or any Contingent Obligations or (ii) breach or default of the Borrower or any of its Subsidiaries, or the occurrence of any condition, obligation or event with respect to any Indebtedness (other than the Loans) or any Contingent Obligations, if the effect of such failure to pay, breach or default is to cause or to permit the holder or holders then to cause, Indebtedness and/or Contingent Obligations having an individual principal amount in excess of $250,000 or having an aggregate principal amount in excess of $500,000 to become due or declared due prior to their stated maturity; or

          9.1.3.    Breach of Certain Provisions.  Failure of the Borrower to
                    ----------------------------
perform or comply with any term or condition contained in that portion of
Section 6.4 relating to the Borrower's obligation to maintain insurance, Section 6.5, Section 7 or Section 8 or any Guarantor shall fail to perform, keep or observe any of its obligations under the Guaranty; or

          9.1.4.    Breach of Representations or Warranties.  Any
                    ---------------------------------------
representation, warranty, certification or other statement made by any Borrower Entity in any Loan Document or in any statement or certificate at any time given by such Person in writing pursuant to or in connection with any Loan Document is false in any material respect on the date made; or

          9.1.5.    Other Defaults under the Loan Documents.  The Borrower or
                    ---------------------------------------
any other Borrower Entity defaults in the performance of or compliance with any other covenant, agreement or condition contained in this Agreement or the other Loan Documents and such default is not remedied within thirty (30) days after the earlier of (i) the date upon which a responsible officer of the Borrower knew of such default or (ii) the date upon which written notice of such default is given to the Borrower by any Lender (other than occurrences described in other provisions of this Section 9.1 for which a different grace or cure period is specified or which constitute immediate events of Default); or

          9.1.6.    Involuntary Bankruptcy, Appointment of Receiver, Etc. (i)
                    ----------------------------------------------------
A court enters a decree or order for relief in respect of the Borrower or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not dismissed, stayed, discharged or other similar relief is not granted under any applicable federal or state law; or (ii) the continuance of any of the following events for sixty (60) days unless dismissed, bonded or discharged: (a) an involuntary case is commenced against the Borrower or any of its Subsidiaries under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (b) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries, or over all or a substantial part of any of their respective properties, is entered; or (c) an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries for all or a substantial part of their respective properties is involuntarily appointed; or (d) a warrant of attachment, execution or similar process is issued against any substantial part of the property of the Borrower or any of its Subsidiaries; or

          9.1.7.    Voluntary Bankruptcy, Appointment of Receiver, Etc.  (i)
                    --------------------------------------------------
An order for relief is entered with respect to the Borrower or any of its Subsidiaries; or (ii) the Borrower or any of its Subsidiaries commences a voluntary case under the Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (iii) the Borrower or any of its Subsidiaries makes any assignment for the benefit of creditors; or (iv) the board of directors of the Borrower or any of its Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the actions referred to in this subsection 9.1.7; or

          9.1.8.    Governmental Liens.  Any lien, levy or assessment is filed
                    ------------------
or recorded with respect to or otherwise imposed upon all or any part of the Collateral or the assets of Borrower or any of its Subsidiaries by the United States or any department or instrumentality thereof or by any state, county, municipality or other governmental agency (other than Permitted Encumbrances); or

          9.1.9.    Judgments and Attachments.  Any money judgment, writ or
                    -------------------------
warrant of attachment, or similar process (other than those described in subsection 9.1.8) involving (i) an amount in any individual case in excess of $100,000 or (ii) an amount in the aggregate at any time in excess of $250,000 (in either case to the extent not adequately covered by insurance as to which the insurance company has acknowledged coverage) is entered or filed against the Borrower or any of its Subsidiaries or any of their respective assets and remains undischarged, unvacated, unbonded or unstayed for a period of thirty
(30) days or in any event later than five (5) Business Days prior to the date of any proposed sale thereunder; or

          9.1.10.   Dissolution.  Any order, judgment or decree is entered
                    -----------
the Borrower or any of its Subsidiaries decreeing the dissolution or split up of the Borrower or such Subsidiary and such order remains undischarged or unstayed for a period in excess of fifteen (15) days; or

          9.1.11.   Injunction.  The Borrower or any of its Subsidiaries is
                    ----------
enjoined, restrained or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any material part of its business and such order continues for more than fifteen (15) days; or

          9.1.12.   ERISA; Pension Plans.  (i) The Borrower or any Affiliate or
                    --------------------
Subsidiary of the Borrower fails to make full payment when due of all amounts which, under the provisions of any employee benefit plans or any applicable provisions of the Code, any such Person is required to pay as contributions thereto and such failure results in or could reasonably be expected to result in a Material Adverse Effect; or (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any such employee benefit plans; or (iii) any such employee benefit plan loses its status as a qualified plan under the Code which results in or could reasonably be expected to result in a Material Adverse Effect; or

          9.1.13.   Environmental Matters.  The Borrower or any of its
                    ---------------------
Subsidiaries fails to: (i) obtain or maintain any operating licenses or permits required by environmental authorities; (ii) begin, continue or complete any remediation activities as required by any environmental authorities; (iii) store or dispose of any hazardous materials in accordance with applicable environmental laws and regulations; or (iv) comply with any other environmental laws; if any such failure, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect; or

          9.1.14.   Invalidity of Loan Documents.  Any of the Loan Documents
                    ----------------------------
for any reason, other than a partial or full release in accordance with the terms thereof, ceases to be in full force and effect or is declared to be null and void, or any Borrowing Entity denies that it has any further liability under any Loan Documents to which it is party, or gives notice to such effect; or

          9.1.15.   Damage; Strike; Casualty.  Any material damage to, or loss,
                    ------------------------
or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than fifteen (15) consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Borrower or any of its Subsidiaries if any such event or circumstance could reasonably be expected to have a Material Adverse Effect; or

          9.1.16.   Licenses and Permits.  The loss, suspension or revocation
                    --------------------
failure to renew, any license or permit now held or hereafter acquired by the Borrower or any of its Subsidiaries, if such loss, suspension, revocation or failure to renew could reasonably be expected to have a Material Adverse Effect; or

          9.1.17.   Failure of Security.  The Lender does not have or ceases
                    -------------------
to have a valid and perfected first priority security interest in the Collateral (subject to Permitted Encumbrances) or any substantial portion thereof, in each case, for any reason other than the failure of the Lender to take any action within its control; or

          9.1.18.   Change of Control.  A Change of Control occurs and the Loan
                    -----------------
Obligations have not been paid in full on or before the occurrence of such Change of Control; or

          9.1.19.   Guaranties.  The Guaranty ceases to be in full force and
                    ----------
effect or the Guaranty is declared to be null and void and unenforceable or the Guaranty is found to be invalid or any of the Guarantors denies in writing its liability under the Guaranty (other than by reason of release of a Guarantor in accordance with the terms of this Agreement or the Guaranty).

     9.2. Suspension.  Upon the occurrence of any Default or Event of Default,
          ----------
the Lender, without notice or demand, may immediately cease making additional Loans and the obligation of the Lender to make Loans shall thereupon terminate; provided that, in the case of a Default, if the subject condition or event is
--------
waived by the Lender or cured within any applicable grace or cure period, the Lender may thereupon make Loans again in accordance with Section 2 of this Agreement.

     9.3. Acceleration.  Upon the occurrence of any Event of Default  described
          ------------
in the foregoing subsections 9.1.6 or 9.1.7, the unpaid principal amount of the Loans, together with accrued interest and fees thereon, shall automatically become immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of the Lender to make Loans shall thereupon terminate. Subject to the provisions of Section 9 hereof, upon the occurrence and during the continuance of any other Event of Default, the Lender may, by written notice to the Borrower, declare all or any portion of the Loans to be due and payable, whereupon the principal amount of all Loans, together with accrued interest thereon, shall automatically become immediately due and payable, without any other notice of any kind and without presentment, demand, protest or other requirements of any kind, all of which are hereby expressly waived by the Borrower, and the obligation of the Lender to make Loans shall thereupon terminate.

     9.4. Performance by Lender.  If the Borrower shall fail to perform any
          ---------------------
covenant, duty or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant, duty or agreement on behalf of the Borrower after the expiration of any cure or grace periods set forth herein. In such event, the Borrower shall, at the request of the Lender, promptly pay any amount reasonably expended by the Lender in such performance or attempted performance to the Lender, together with interest thereon at the highest rate of interest provided for under this Agreement from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.

SECTION 10.    ASSIGNMENTS AND PARTICIPATIONS OF LOANS

     10.1.     Rights.  The Lender may at any time assign its rights and
               ------
delegate its obligations under this Agreement to one or more Persons and further may sell participations in all or any part of the Loans to one or more Persons. In the case of an assignment authorized under this Section 10.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were the initial Lender hereunder. The Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of the Borrower to the Lender and that the assignee shall be considered to be a "Lender."

     10.2.     Registration.  The Borrower shall keep at its principal office a
               ------------
register in which the Borrower shall provide for the registration of the Note and for the transfer of the same. Upon surrender for registration of transfer of the Note at the principal office of the Borrower, the Borrower shall, at its expense, promptly execute and deliver one or more new Notes of like tenor and of a like principal amount, registered in the name(s) of such transferee(s) and, in the case of a transfer in part, a new Note in the appropriate amount registered in the name(s) of such transferor(s).

     10.3.     Notice.  In connection with any sales, assignments or transfers
               ------
of any Note, the transferor shall give notice to the Borrower of the identity of such parties and obtain agreements from the transferees that all nonpublic information given to such parties pursuant to this Agreement will be held in strict confidence in accordance with the terms of Section 11.15.

SECTION 11.    MISCELLANEOUS

     11.1.     Expenses.  Whether or not the transactions contemplated hereby
               --------
shall be consummated, the Borrower agrees to promptly pay, and hold the Lender harmless against liability for the payment of, (i) all the actual and reasonable costs and expenses of preparation of this Agreement and related documents and all costs of furnishing all opinions by counsel for the Borrower (including, without limitation, any opinions requested by the Lender as to any legal matters arising hereunder), and of the Borrower's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with, (ii) the reasonable fees, expenses and disbursements of counsel to the Lender in connection with the negotiation, preparation, and execution of the Loan Documents and with the review of other documents related to the Transactions, and any amendments and waivers hereto or thereto and (iii) after the occurrence of an Event of Default, all costs and expenses (including reasonable attorneys' fees) incurred by the Lender in enforcing any obligations of or in collecting any payments due hereunder or under the Note by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a workout, or any insolvency or bankruptcy proceedings.

     11.2.     Indemnities.  In addition to the payment of expenses pursuant to
               -----------
Section 11.1, whether or not the transactions contemplated hereby shall be consummated, the Borrower (as "Indemnitor") agrees to indemnify, pay and hold
                               ----------
the Lender, and the officers, directors, employees, agents, attorneys and Affiliates of the Lender (collectively, the "Indemnitees"), harmless from and
                                             -----------
against any and all liabilities, costs, expenses liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of one counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated a party thereto), that may be imposed on, incurred by, or asserted against the Indemnitee, in any manner relating to or arising out of this Agreement, the Note or the other Loan Documents related to the Transactions or the use or intended use of the proceeds of any of the proceeds thereof to the Borrower (the "Indemnified Liabilities"); provided that, the Indemnitor shall
               -----------------------    --------
not have any obligation to an Indemnitee hereunder with respect to an
--------
Liability to the extent that such Indemnified Liability arises from the gross negligence or willful misconduct of that Indemnitee as determined by a court of competent jurisdiction.

     11.3.     Amendments and Waivers.  Except as otherwise provided herein, no
               ----------------------
amendment, modification, termination, or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by any Borrower Entity therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, or, if there is more than one Lender, the Lenders holding a majority of the outstanding Loans. Each and any amendment, modification, termination, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.
No notice to or demand on the Borrower or any other Borrower Entity in any case shall entitle the Borrower or any other Borrower Entity to any other or further notice or demand in similar or other circumstances.

     11.4.   Independence of Covenants.  All covenants hereunder shall be given
             -------------------------
independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

     11.5.     Notices.  All notices, demands or other communications to be
               -------
given or delivered under or by reason of the provisions of this Agreement shall be in writing and delivered personally, mailed by certified or registered mail, return receipt requested and postage prepaid, sent via a nationally recognized overnight courier, or via facsimile. Such notices, demands and other communications shall be addressed as follows:

     If to the Borrower:
     ------------------

     ZEFER Corp.
     711 Atlantic Ave.
     6th Floor
     Boston, MA 02111
     Attention: Sean Mullaney
     Telecopier No.: (617) 451-8001

     With a copy to:
     --------------

     GTCR Golder Rauner, L.L.C.
     6100 Sears Tower
     Chicago, IL 60606
     Attention:  Philip A. Canfield
                 Timothy P. McAdam
     Telecopier  No.: (312) 382-2201

     If to the Lender:
     ----------------

     GTCR Capital Partners, L.P.
     6100 Sears Tower
     Chicago, IL 60606
     Attention:  Philip A. Canfield
                 Timothy P. McAdam
     Telecopier No.: (312) 382-2201

     With a copy to:
     --------------

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, IL 60601
     Attention: Stephen L. Ritchie, Esq.
     Telecopier No.: (312) 861-2200

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party; provided that, the failure to deliver copies of notices as indicated above shall
--------
not affect the validity of any notice. Any such communication shall be deemed to have been received (i) when delivered, if personally delivered or sent by nationally recognized overnight courier or sent via facsimile or (ii) on the third Business Day following the date on which the piece of mail containing such communication is posted if sent by certified or registered mail.

     11.6.     Survival of Warranties and Certain Agreements.
               ---------------------------------------------

               11.6.1. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement, the execution and delivery of the Note and the making of the Loans and shall continue until the repayment of the Loans and the Loan Obligations in full; provided that, if all or any part of such payment is set aside, the representations and warranties contained herein shall continue as if no such payment had been made.

               11.6.2. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Borrower set forth in Sections
11.1 and 11.2 and any other indemnification provisions contained within the Loan Documents shall survive the payment of the Loans and the termination of this Agreement.

     11.7.     Failure or Indulgence Not Waiver; Remedies Cumulative.  No
               -----------------------------------------------------
failure or delay on the part of the Lender in the exercise of any power, right or privilege hereunder or under the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any Default or Event of Default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under this Agreement or any other Loan Document are cumulative to, and not exclusive of, any rights or remedies otherwise available.

     11.8.     Marshalling; Payments Set Aside.  The Lender shall not be under
               -------------------------------
obligation to marshal any assets in payment of any or all of the Loan Obligations. To the extent that the Borrower makes a payment(s) or the Lender enforces its Liens or exercises its right of set-off, and such payment(s) or the proceeds of such enforcement or set-off is subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid by anyone, then to the extent of such recovery, the Loan Obligations or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement of set-off had not occurred.

     11.9.     Severability.  If and to the extent that any provision in this
               ------------
Agreement or any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement or the other Loan Documents or obligations of the Borrower or any other Borrower Entity under such provisions, or of such provision or obligation in any other jurisdiction, or of such provision to the extent not invalid, illegal or unenforceable shall not in any way be affected or impaired thereby.

     11.10.    Headings.  Section and subsection headings in this Agreement are
               --------
included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

     11.11.    APPLICABLE LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL
               --------------
BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     11.12.    Successors and Assigns; Subsequent Holders of the Note.  This
               ------------------------------------------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that the Borrower may not assign its rights or obligations hereunder without the written consent of the Lender. The terms and provisions of this Agreement and all certificates delivered pursuant hereto shall inure to the benefit of any assignee or transferee of the Note, to the extent the assignment is permitted hereunder, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lender shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

     11.13.    No Fiduciary Relationship.  No provision in the Loan Documents
               -------------------------
and no course of dealing between the parties shall be deemed to create any fiduciary duty by the Lender to the Borrower.

     11.14.    Construction.  The Lender and the Borrower acknowledge that
               ------------
each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review the Loan Documents with its legal counsel and that the Loan Documents shall be constructed as if jointly drafted by the Lender and the Borrower.

     11.15.    Confidentiality.  The Lender agrees to exercise reasonable
               ---------------
efforts to keep any non-public information delivered pursuant to the Loan Documents confidential from Persons other than those employed by or engaged by the Lender and those employed by or engaged by the Lender's assignees or participants, or potential assignees or participants. This Section shall not apply to disclosures required to be made by the Lender to any regulatory or governmental agency or pursuant to legal process.

     11.16.    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.  ALL JUDICIAL
               ----------------------------------------------
PROCEEDINGS BROUGHT AGAINST THE BORROWER WITH RESPECT TO THIS AGREEMENT OR ANY NOTES MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF ILLINOIS LOCATED IN THE CITY OF CHICAGO, ILLINOIS AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT THE BORROWER ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT SUBJECT, HOWEVER, TO RIGHTS OF APPEAL. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF COPIES OF ANY SUMMONS AND COMPLIANT AND ANY OTHER PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY DELIVERING A COPY OF SUCH PROCESS TO SUCH PARTY, AT ITS ADDRESS SPECIFIED IN SECTION 11.5, OR BY ANY OTHER METHOD PERMITTED BY APPLICABLE LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     11.17.    WAIVER OF JURY TRIAL.  THE BORROWER AND THE LENDER HEREBY WAIVE,
               --------------------
TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE LOAN DOCUMENTS. NOTWITHSTANDING ANYTHING CONTAINED IN THIS AGREEMENT TO THE CONTRARY, NO CLAIM MAY BE MADE BY THE BORROWER AGAINST THE LENDER FOR ANY LOST PROFITS OR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (OTHER THAN WILLFUL MISCONDUCT CONSTITUTING ACTUAL FRAUD) IN CONNECTION WITH, ARISING OUT OF OR IN ANY WAY RELATED TO THE TRANSACTIONS CONTEMPLATED HEREUNDER OR UNDER THE LOAN DOCUMENTS, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH. THE BORROWER HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE UPON ANY SUCH CLAIM FOR ANY SUCH DAMAGES. THE BORROWER AGREES THAT THIS SECTION 11.17 IS A SPECIFIC AND MATERIAL ASPECT OF THIS AGREEMENT AND ACKNOWLEDGES THAT THE LENDER WOULD NOT EXTEND

TO THE BORROWER ANY MONIES HEREUNDER IF THIS SECTION 11.17 WERE NOT PART OF THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. THE BORROWER AND THE LENDER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT. BORROWER AND LENDER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF LENDER.

     11.18.  No Personal Obligations.  Notwithstanding anything to the contrary
             -----------------------
contained herein or in any other Loan Document, it is expressly understood and the Lender expressly agrees that nothing contained herein, in any other Loan Document or in any other document contemplated hereby or thereby (whether from a covenant, representation, warranty or other provision herein) shall create, or be construed as creating, any personal liability of any shareholder, director, officer, employee, agent, partner or Affiliate of the Borrower or its Subsidiaries, in its capacity as such or otherwise, with respect to (i) any payment obligation of the Borrower or its Subsidiaries, (ii) any obligation of the Borrower or its Subsidiaries to perform any covenant, undertaking, indemnification or agreement, either express or implied, contained herein or in any other Loan Document, (iii) any other claim or liability to the Lender arising under this Agreement or any other Loan Document, in any other document contemplated hereby or thereby or (iv) any credit extended or loan made; provided that, nothing herein shall be deemed to be a waiver of claims arising
--------
from fraud.

     11.19.  Note Legend Relating to Original Issue Discount. The Note shall
             -----------------------------------------------
bear a legend in substantially the following form:

     "THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. UPON WRITTEN REQUEST TO THE CHIEF EXECUTIVE OFFICER OF ZEFER CORP. AT 711 ATLANTIC AVENUE, 6TH FLOOR, BOSTON, MA 02111, INFORMATION REGARDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY WILL BE MADE AVAILABLE."

     11.20.  Counterparts; Effectiveness.  This Agreement and any amendments,
             ---------------------------
waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and written or telephonic notification of such execution and authorization of delivery thereof has been received by the Borrower and the Lender.

     11.21. Entire Agreement. This Agreement and the other Loan Documents
            ----------------
embody the entire agreement among the parties and supersede all prior commitments, agreements, representations and understandings, if any, whether written or oral, relating to the subject matter hereof and thereof, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties thereto.

SECTION 12.     DEFINITIONS

     12.1. Certain Defined Terms.  The terms defined below are used in this
           ---------------------
Agreement as so defined. Terms defined in the preamble and recitals to this Agreement are used in this Agreement as so defined.

     "Accounting Changes" shall mean changes in GAAP or interpretations of GAAP
      ------------------
occurring after the Closing Date.

     "Acquisition" means any transaction or series of related transactions for
      -----------
the purpose of or resulting, directly or indirectly, in (i) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (ii) the acquisition of in excess of 50% of the capital stock, partnership interests or other equity interests of any Person or otherwise causing any Person to become a Subsidiary of the Borrower or (iii) a merger or consolidation or any other business combination with another Person (other than a merger of a wholly-owned Subsidiary of the Borrower with another wholly-owned Subsidiary of the Borrower).

     "Affiliate," as applied to any Person, means any other Person directly or
      ---------
indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly, indirectly or beneficially, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise. Neither the Lender nor any parent of the Lender nor any Subsidiary of the Lender shall be treated as an Affiliate of the Borrower or be deemed to be a holder of 5% or more of any class of equity securities of the Borrower.

     "Agreement" means this Loan Agreement (including all schedules and exhibits
      ---------
hereto), as the same may from time to time be amended, supplemented or otherwise modified.

     "Asset Disposition" means the disposition whether by sale, lease, transfer,
      -----------------
loss, damage, destruction, condemnation or otherwise of any of the following:
(i) any of the capital stock or other equity or ownership interest of any of the Borrower's Subsidiaries or (ii) any or all of the assets of the Borrower or any of its Subsidiaries other than sales of inventory in the ordinary course of business.

     "Approved Use" has the meaning set forth in subsection 2.2.3 of this
      ------------
Agreement.

     "Bankruptcy Code" means Title 11 of the United States Code, as now and
      ---------------
hereafter in effect, or any successor statute.

     "Board" means the Board of Directors of the Borrower.
      -----

     "Borrower" shall have the meaning set forth in the preamble to this
      --------
Agreement.

     "Borrower's Certificate" means, as applied to any company, a certificate
      ----------------------
executed on behalf of such company by its chairman of the board (if an officer), its chief executive officer, its president or one of its vice presidents and its Chief Financial Officer or its treasurer; provided that, every Borrower's
                                          --------
Certificate with respect to the compliance with a condition precedent to the making of Loans hereunder shall include (i) a statement that the officer or officers making or giving such Borrower's Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement of the signers that they have made or have caused to be made such examination or investigation as they deem necessary to enable them to certify that such condition has been complied with and (iii) a statement that such condition has been complied with.

     "Borrower Entity" means, collectively, the Borrower, the Borrower's
      ---------------
Subsidiaries and any other Person (other than the Lender) which is or becomes party to any Loan Document.

     "Business Day" means any day excluding Saturday, Sunday and any day which
      ------------
is a legal holiday under the laws of the States of Illinois or Massachusetts or is a day on which banking institutions located in Chicago, Illinois or in the State of Massachusetts are authorized or required by law or other governmental action to close.

     "Capitalized Interest" has the meaning set forth in subsection 3.3.1 of
      --------------------
this Agreement.

     "Cash Equivalents" means: (i) marketable direct obligations issued or
      ----------------
unconditionally guarantied by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof;
(ii) commercial paper maturing no more than one (1) year from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iii) certificates of deposit or bankers' acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less the $500,000,000; (iv) time deposits maturing no more than thirty (30) days from the date of creation thereof with commercial banks having membership in the Federal Deposit Insurance Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution; and (v) deposits or investments in mutual or similar funds offered or sponsored by brokerage or other companies having membership in the Securities Investor Protection Corporation in amounts not exceeding the lesser of $100,000 or the maximum amount of insurance applicable to the aggregate amount of Borrower's deposits at such institution.

     "Change of Control" means (i) GTCR and its Affiliates at any time cease to
      -----------------
have the power, either contractually or otherwise, to elect a majority of the members of the Board or (ii) subject to subsection 3.5.1, the Borrower ceases to own 100% of the capital stock of any of its Subsidiaries free and clear of all Liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of the Lender, for the benefit of the Lender.

     "Chief Financial Officer" means the highest ranking officer of any company
      -----------------------
then in charge of the financial matters of such company.

     "Closing" has the meaning set forth in Section 2.3 of this Agreement.
      -------

     "Closing Date" has the meaning set forth in Section 2.3 of this Agreement.
      ------------

     "Code" means the Internal Revenue Code of 1986, as amended, or any
      ----
successor statute.

     "Collateral" means, collectively: (i) all capital stock and other property
      ----------
pledged pursuant to the Security Documents; (ii) all "Collateral" as defined in the Security Documents; (iii) all real property mortgaged pursuant to the Security Documents; and (iv) any property or interest provided in addition to or in substitution for any of the foregoing.

     "Contingent Obligation," as applied to any Person, means any direct or
      ---------------------
indirect liability of that Person: (i) with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; or (iii) under any foreign exchange contract, currency swap agreement, interest rate swap agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates. Contingent Obligations shall also include (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement and (c) any liability of such Person for the obligations of another through any agreement to purchase, repurchase or otherwise acquire such obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to maintain the solvency, financial condition or any balance sheet item or level of income of another. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if not a fixed and determined amount, the maximum amount so guaranteed.

     "Corporate Overhead" means the costs and expenses, including expenditures
      ------------------
required to be capitalized on a balance sheet prepared in accordance with GAAP, incurred by the Borrower or any of its Subsidiaries which are not directly attributable to, or incurred for, the provision of Internet professional services, and includes, without duplication, costs and expenses of software and hardware for management information systems and financial reporting and control systems, home office rent and related expenses, general and administrative expenses and management and other fees payable to GTCR or its Affiliates. Corporate Overhead does not include (i) amounts paid as the purchase price of a target of any Permitted Acquisition, (ii) Capital Expenditures or
(iii) transaction expenses of Permitted Acquisitions.

     "Default" means any event, act or condition which with notice or lapse of
      -------
time, or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

     "Earn-Out Obligations" means earn-outs and other deferred consideration
      --------------------
with respect to which the obligation to pay, and the calculation of the amount required to be paid, is contingent or based upon the Borrower, or any division, profit center or Subsidiary of the Borrower achieving certain targeted performance levels, the amount of which shall be calculated in accordance with GAAP.

     "Equity Interests"  has the meaning set forth in subsection 4.4.2 of this
      ----------------
Agreement

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
      -----
amended from time to time, or any successor statute.

     "Event of Default" has the meaning set forth in Section 9 of this
      ----------------
Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from
      ------------
time to time, and any successor statute.

     "GAAP" means generally accepted accounting principles as set forth in
      ----
statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.

     "GTCR" means GTCR Fund VI, L.P., a Delaware limited partnership.
      ----

     "Guarantor" means each of the Borrower's direct and indirect domestic
      ---------
Subsidiaries existing as of the Closing Date or thereafter, or any other Person that agrees to guarantee the Loan Obligations under the Guaranty.

     "Guaranty" has the meaning set forth in the recitals to this Agreement.
      --------

     "Indebtedness" as applied to any Person, means: (i) all indebtedness for
      ------------
borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument; and (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person.

     "Indemnified Liabilities" has the meaning set forth in Section 11.2 of this
      -----------------------
Agreement.

     "Indemnitees" has the meaning set forth in Section 11.2 of this Agreement.
      -----------

     "Indemnitors" has the meaning set forth in Section 11.2 of this Agreement.
      -----------

     "Initial Loan" has the meaning set forth in subsection 2.2.2 of this
      ------------
Agreement.

     "Intellectual Property" has the meaning set forth in Section 4.7 of this
      ---------------------
Agreement.

     "Interest Payment Date" has the meaning set forth in Section 3.3.2 of this
      ---------------------
Agreement.

     "Interest Period" has the meaning set forth in Section 3.3.2 of this
      ---------------
Agreement.

     "Investment" means (i) any direct or indirect purchase or other acquisition
      ----------
by the Borrower or any of its Subsidiaries of any beneficial interest in, including stock, partnership interest or other equity securities of, any other Person; and (ii) any direct or indirect loan, advance or capital contribution by the Borrower or any of its Subsidiaries to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for
           ----
increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "Joinder" has the meaning set forth in the recitals to this Agreement.
      -------

     "Lender" shall have the meaning set forth in the preamble to this
      ------
Agreement, and shall also mean any assignees of the Note pursuant to Section 10 of this Agreement.

     "Lien" means any lien, mortgage, pledge, security interest, charge or
      ----
encumbrance of any kind, whether voluntary or involuntary (including any conditional sale or other title retention agreement and any lease in the nature thereof), and any agreement to give any lien, mortgage, pledge, security interest, charge or encumbrance.

     "Loan" or "Loans" has the meaning set forth in Section 2.1 of this
      ----      -----
Agreement.

     "Loan Documents" means, collectively, this Agreement, the Note, the Warrant
      --------------
Agreement, the Warrant, the Stockholders Agreement, the Registration Agreement, the Guaranty, each other Security Document, and any other documents executed in connection therewith, and each other document or instrument executed by the Borrower, any Subsidiary of the Borrower or any other obligor under any such documents, together with any schedules, exhibits, appendices or other attachments thereto.

     "Loan Obligations" means all obligations, liabilities and indebtedness of
      ----------------
every nature of each Borrower Entity from time to time owed to the Lender under the Loan Documents, including the principal amount of all debts, claims and indebtedness, accrued and unpaid interest and all fees, costs and expenses, whether primary, secondary, direct, contingent, fixed or otherwise, heretofore, now and/or from time to time hereafter owing, due or payable whether before or after the filing of a proceeding under the Bankruptcy Code by or against the Borrower or any of its Subsidiaries.

     "Management Redemption Notes" means all notes (i) issued by the Borrower to
      ---------------------------
a holder of stock originally issued to a management stockholder, (ii) subordinated to the Loan Obligations and (iii) in form and substance reasonably acceptable to the Lender.

     "Material Adverse Effect" means a material adverse effect on (i) the
      -----------------------
business, assets, property, condition (financial or otherwise) or business prospects of the Borrower and its Subsidiaries taken as a whole or (ii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Lender thereunder.

     "Maturity Date" means November 24, 2004.
      -------------

     "Maximum Accrual" has the meaning set forth in subsection 3.3.2 of this
      ---------------
Agreement.

     "Multiemployer Plan" means any Employee Benefit Plan which is a
      ------------------
"multiemployer plan" as defined in Section 3(37) of ERISA.

     "Net Proceeds" means cash proceeds received by the Borrower or any of its
      ------------
Subsidiaries from any Asset Disposition (including insurance proceeds, awards of condemnation, and payments under notes or other debt securities received in connection with any Asset Disposition), net of (i) commissions and other reasonable and customary transaction costs, fees and expenses properly attributable to such transaction and payable by the Borrower or any of its Subsidiaries in connection therewith (in each case, payable to non-Affiliates),
(ii) transfer or other taxes incurred in connection therewith, (iii) amounts applied to repayment of Indebtedness (other than the Loan Obligations) secured by a Lien on the asset or property disposed and (iv) an appropriate reserve for income taxes and indemnification in accordance with GAAP in connection therewith.

     "Note" and "Notes" has the meaning set forth in Section 3.1 of this
      ----       -----
Agreement and shall mean and include any Notes issued pursuant to Section 11.1 of this Agreement.

     "Pension Plan" means any employee benefit pension plan (as defined in
      ------------
Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to
Section 412 of the Internal Revenue code or Section 302 of ERISA.

     "Permitted Acquisition" means an Acquisition that is consented to by the
      ---------------------
Lender in writing.

     "Permitted Encumbrances" has the meaning given to such term in subsection
      ----------------------
7.2.1.

     "Person" means and includes natural persons, corporations, limited
      ------
partnerships, limited liability companies, limited liability partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof and their respective permitted successors and assigns (or in the case of a governmental person, the successor functional equivalent of such Person).

     "Professional Services Agreement" means that certain Professional Services
      -------------------------------
Agreement, dated as of March 23, 1999 (as amended or modified from time to time), between the Borrower and GTCR Golder Rauner, L.L.C.

     "Registration Agreement" has the meaning set forth in the recitals to this
      ----------------------
Agreement.

     "Regulations T, U and X" means Regulations T, U and X of the Board of
      ----------------------
Governors of the Federal Reserve System as in effect from time to time.

     "Restricted Junior Payment" means: (i) any dividend or other distribution,
      -------------------------
direct or indirect, on account of any partnership units or shares of any class of stock of the Borrower or any of its Subsidiaries now or hereafter outstanding, except (a) dividends payable solely in shares of that class of stock to the holders of that class and (b) distributions payable solely in partnership units to the holders of such partnership units; (ii) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock or partnership units of the Borrower or any of its Subsidiaries now or hereafter outstanding; (iii) any payment or prepayment of interest on, principal of, premium, if any, redemption, conversion, exchange, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Seller Indebtedness or any Earn-Out Obligations; and (iv) any payment made to retire, or to obtain the surrender of, any outstanding partnership units, warrants, options or other rights to acquire equity interests of the Borrower or any of its Subsidiaries now or hereafter outstanding.

     "Securities Act" means the Securities Act of 1933, as amended from time to
      --------------
time.

     "Security Documents" means all instruments, documents and agreements
      ------------------
executed by or on behalf of any Borrower Entity to guaranty or provide collateral security with respect to the Loan Obligations including, without limitation, any security agreement or pledge agreement, any guaranty of the Loan Obligations, any mortgage, and all instruments, documents and agreements executed pursuant to the terms of the foregoing.

     "Seller Indebtedness" means any Indebtedness incurred pursuant to
      -------------------
subsection 7.1.4 of this Agreement.

     "Stockholders Agreement" has the meaning set forth in the recitals to this
      ----------------------
Agreement.

     "Subsidiary" means, with respect to any Person, any corporation,
      ----------
partnership, association or other business entity of which more than 50% of the total voting power of shares of stock (or equivalent ownership or controlling interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     "Transactions" means those transactions contemplated by the Loan Documents.
      ------------

     "Warrant Agreement" has the meaning set forth in the recitals to this
      -----------------
Agreement.

     "Warrant" has the meaning set forth in the recitals to this Agreement.
      -------

     "Warrant Shares" has the meaning set forth in the recitals to this
      --------------
Agreement.

     "Year 2000 Compliant" has the meaning set forth in Section 4.11 of this
      -------------------
Agreement.

     12.2. Other Definitional Provisions.  References to "Sections,"
           -----------------------------
"subsections," "Exhibits" and "Schedules" shall be to Sections, subsections, Exhibits and Schedules, respectively, of this Agreement unless otherwise specifically provided. Any of the terms defined in Section 12.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Agreement, "hereof," "herein," "hereto," "hereunder" and the like mean and refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which the respective word appears; words importing any gender include the other gender; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation;" references to agreements and other contractual instruments shall be deemed to include subsequent amendments, assignments, and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of this Agreement or any other Loan Document; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments thereto and any successor statutes and regulations.



                               *   *   *   *   *

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be executed by the respective duly authorized officers of the undersigned and by the undersigned as of the date first written above.

                                  ZEFER CORP.


                                  By:/s/ Sean W. Mullaney
                                  --------------------------------------------
                                  Name:  Sean W. Mullaney
                                  Title: EVP, General Counsel and Secretary



                                  GTCR CAPITAL PARTNERS, L.P.

                                  By:  GTCR Mezzanine Partners, L.P.
                                  Its: General Partner

                                  By:  GTCR Partners VI, L.P.
                                  Its: General Partner

                                  By:  GTCR Golder Rauner, L.L.C.
                                  Its: General Partner

                                  By:   /s/ illegible
                                       -----------------------------------
                                  Its: Principal